EXHIBIT 99.1

                             JOINT FILING AGREEMENT

The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13G and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of Dwango North American Corp .

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts and all so executed shall constitute the agreement.

                                             SILVERMAN PARTNERS, L.P.


Date: Febrauary 24, 2004                     By: /s/ Harvey Silverman
                                                 --------------------------
                                             Title: General Partner


Date: February  24, 2004                     Name: /s/ Harvey Silverman
                                                   ------------------------
                                                   Harvey Silverman


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